www.valaris.com	Press Release

Valaris Reports First Quarter 2026 Results

Hamilton, Bermuda, May 4, 2026… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported first quarter 2026 results.

President and Chief Executive Officer Anton Dibowitz said, “Thank you to the entire Valaris team for a strong start to the year. We delivered safe and reliable operations for our customers, achieving revenue efficiency of 98% in the first quarter. We expect a meaningful improvement in our financial results through 2026, supported by strong project delivery and operational execution, with the DS-12 having successfully returned to operations ahead of schedule and three additional drillships from our active fleet on track to restart later this year.”

Dibowitz added, “We continue to execute our commercial strategy, adding over $500 million of new contract backlog since reporting our fourth quarter results, including a multi-year extension for VALARIS DS-4 offshore Brazil that secures continuous work for the rig into 2030. As a result, total backlog now stands at approximately $4.9 billion, our highest level in nearly a decade, further supporting future earnings and cash flow.”

Dibowitz continued, “We remain positive on the outlook for offshore drilling, supported by improving market fundamentals. While the ongoing conflicts in the Middle East have created near-term uncertainty, they reinforce the strategic importance of energy security and the need for sustained upstream investment to help ensure reliable and affordable energy supply.”

Dibowitz concluded, “During the quarter, we were pleased to announce an all-stock transaction with Transocean that will benefit our shareholders, customers and employees. The transaction is expected to deliver meaningful value to Valaris shareholders through anticipated synergies and the opportunity to participate in the future upside potential of a combined company that is capable of operating any rig at any water depth in any offshore environment around the world.”

Financial and Operational Highlights

•Total operating revenues of $465 million and a net loss of $18 million
•Revenue efficiency of 98%
•Adjusted EBITDA of $67 million
•Announced an all-stock transaction with Transocean that is expected to deliver meaningful value to Valaris shareholders
•Secured over $500 million of new contract backlog since reporting fourth quarter 2025 results, increasing total backlog to approximately $4.9 billion
•Entered into a strategic collaboration agreement with Petronas Suriname and Halliburton to support development of Petronas Suriname's offshore assets
•VALARIS 248 received the Chairman's Award for Jackup Rigs at the 2026 IADC North Sea Chapter Annual Safety Awards in recognition of the rig's safety performance in 2025

First Quarter Review

Net loss of $18 million compared to net income of $717 million in the fourth quarter 2025. Net loss included a tax expense of $28 million compared to a tax benefit of $680 million in the fourth quarter. Adjusted EBITDA of $67 million compared to $97 million in the fourth quarter.

Revenues exclusive of reimbursable items decreased to $430 million from $502 million in the fourth quarter 2025, primarily due to fewer operating days across both the floater and jackup fleets.

Contract drilling expenses exclusive of reimbursable items decreased to $340 million from $380 million in the fourth quarter 2025, primarily due to fewer operating days for the floater fleet and the deferral of contract preparation costs for certain rigs. These items were partially offset by an $8 million increase in costs related to the ongoing conflicts in the Middle East, primarily the incremental cost to maintain insurance coverage for war-related risks for jackups that Valaris operates in the region.

General and administrative expenses decreased to $25 million from $27 million in the fourth quarter 2025, primarily due to lower professional fees.

First quarter 2026 included $14 million of merger and integration expenses, primarily related to professional fees incurred in connection with the pending business combination with Transocean.

Other expense increased to $10 million from $3 million in the fourth quarter 2025, primarily due to unfavorable movements in foreign currency exchange rates and lower interest income.

Tax expense of $28 million compared to a tax benefit of $680 million in the fourth quarter 2025. The first quarter tax provision included $2 million of discrete tax expense, primarily related to the resolution of prior period tax matters. The fourth quarter tax provision included $691 million of tax benefit related to changes in deferred tax asset valuation allowances in certain operating jurisdictions and a $7 million discrete tax benefit primarily attributable to rig impairments. Adjusted for these items, tax expense increased to $26 million from $18 million in the fourth quarter due to a change in the jurisdictional mix of income.

Capital expenditures decreased to $101 million from $106 million in the fourth quarter 2025.

Cash and cash equivalents decreased to $578 million as of March 31, 2026, from $599 million as of December 31, 2025, primarily due to capital expenditures, partially offset by cash flow from operations.

First Quarter Segment Review

Floaters

Revenues exclusive of reimbursable items decreased to $193 million from $255 million in the fourth quarter 2025, primarily due to VALARIS DS-17, which underwent contract preparation activities for most of the first quarter prior to commencing a new contract in late March, as well as VALARIS DPS-1 and MS-1, which completed contracts mid-fourth quarter without follow-on work.

Contract drilling expenses exclusive of reimbursable items decreased to $151 million from $198 million in the fourth quarter 2025, primarily due to cost reductions associated with warm stacking VALARIS DPS-1 and MS-1, as well as the deferral of contract preparation costs for certain drillships that are restarting operations this year.

Jackups

Revenues exclusive of reimbursable items decreased to $196 million from $209 million in the fourth quarter 2025, primarily due to fewer operating days for VALARIS 106, which had an idle period after completing a contract early in the first quarter, and a lower day rate for VALARIS 123, which commenced a short-term accommodation services contract early in the first quarter.

Contract drilling expenses exclusive of reimbursable items increased to $129 million from $121 million in the fourth quarter 2025, primarily due to incremental cost to maintain insurance coverage for war-related risks for jackups that Valaris operates in the Middle East.

ARO Drilling

Revenues decreased to $127 million from $140 million in the fourth quarter 2025, primarily due to more out of service time related to planned shipyard projects for certain rigs, including VALARIS 116 and 250. This was partially offset by more operating days for VALARIS 76, which commenced a contract late in the fourth quarter. Contract drilling expenses decreased to $75 million from $87 million in the fourth quarter, primarily due to lower operating costs for rigs that were undergoing shipyard projects, partially offset by higher operating costs for VALARIS 76.

Other

Revenues exclusive of reimbursable items increased to $42 million from $38 million in the fourth quarter 2025, primarily due to higher bareboat charter revenues from rigs leased to ARO, resulting from more operating days for VALARIS 76, partially offset by fewer operating days for VALARIS 116 and 250. Contract drilling expenses exclusive of reimbursable items increased to $23 million from $21 million in the fourth quarter, primarily due to incremental cost to maintain insurance coverage for war-related risks for VALARIS 116 and 250, which are undergoing shipyard projects in the Middle East prior to recommencing long-term bareboat charters with ARO.

		Three Months Ended
		(Unaudited)
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1)(2)		Consolidated Total
(in millions of $, except %)	Q1 2026	Q4 2025	Chg	Q1 2026	Q4 2025	Chg	Q1 2026	Q4 2025	Chg	Q1 2026	Q4 2025	Chg	Q1 2026	Q4 2025	Q1 2026	Q4 2025	Chg

Operating revenues:
Revenues (exclusive of reimbursable revenues)	$192.6	$255.4	(25)%	$195.8	$208.8	(6)%	$127.4	$139.6	(9)%	$41.7	$38.0	10%	$(127.4)	$(139.6)	$430.1	$502.2	(14)%
Reimbursable revenues	5.0	10.5	(52)%	14.4	15.3	(6)%	—	—	—%	15.9	9.4	69%	—	—	35.3	35.2	—%
Total operating revenues	197.6	265.9	(26)%	210.2	224.1	(6)%	127.4	139.6	(9)%	57.6	47.4	22%	(127.4)	(139.6)	465.4	537.4	(13)%
Operating expenses
Contract drilling expenses (exclusive of depreciation and reimbursable expenses)	150.6	197.6	24%	128.8	120.7	(7)%	75.1	87.1	14%	22.7	20.9	(9)%	(36.8)	(46.0)	340.4	380.3	10%
Reimbursable expenses	4.9	9.9	51%	13.2	13.9	5%	—	—	—%	14.9	9.3	(60)%	—	—	33.0	33.1	—%
Total contract drilling expenses (exclusive of depreciation)	155.5	207.5	25%	142.0	134.6	(5)%	75.1	87.1	14%	37.6	30.2	(25)%	(36.8)	(46.0)	373.4	413.4	10%
Depreciation	15.7	16.2	3%	16.5	16.0	(3)%	24.9	28.3	12%	6.2	4.6	(35)%	(20.6)	(24.5)	42.7	40.6	(5)%
General and admin.	—	—	—%	—	—	—%	7.1	10.4	32%	—	—	—%	18.2	16.6	25.3	27.0	6%
Merger and integration expenses	—	—	—%	—	—	—%	—	—	—%	—	—	—%	13.6	—	13.6	—	nm
Other operating (income) loss	(2.8)	15.8	nm	—	3.7	nm	—	—	—%	—	—	—%	—	—	(2.8)	19.5	nm
Total operating expenses	168.4	239.5	30%	158.5	154.3	(3)%	107.1	125.8	15%	43.8	34.8	(26)%	(25.6)	(53.9)	452.2	500.5	10%
Equity in earnings of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	6.8	2.5	6.8	2.5	172%
Operating income	$29.2	$26.4	11%	$51.7	$69.8	(26)%	$20.3	$13.8	47%	$13.8	$12.6	10%	$(95.0)	$(83.2)	$20.0	$39.4	(49)%

Net income (loss)	$28.3	$26.4	7%	$51.6	$69.9	(26)%	$7.4	$(1.4)	nm	$14.6	$13.0	12%	$(119.9)	$608.9	$(18.0)	$716.8	nm

Adjusted EBITDA	$42.1	$58.4	(28)%	$68.2	$89.5	(24)%	$45.2	$42.1	7%	$20.0	$17.2	16%	$(108.8)	$(110.2)	$66.7	$97.0	(31)%
nm - Not meaningful

(1) The full operating results included above for ARO are not included within our consolidated results and thus are deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.

(2) Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, these costs are included in "Reconciling Items." Further, general and administrative expense, depreciation expense and merger and integration expenses incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "Reconciling Items."

Conference Call

In connection with the pending business combination with Transocean Ltd., announced on February 9, 2026, Valaris does not intend to hold future earnings conference calls or provide updates to forward-looking guidance.

About Valaris Limited

Valaris Limited (NYSE: VAL) is an industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company limited by shares (Bermuda No. 56245). To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "outlook," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs and the attainment of requisite permits for such programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance and expected benefits of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, trends and outlook; general political conditions, including political tensions, conflicts and war; cybersecurity attacks and threats; uncertainty around the use and impacts of artificial intelligence applications; impacts and effects of public health crises, pandemics and epidemics; future operations; ability to renew expiring contracts or obtain new contracts; increasing regulatory complexity; targets, progress, plans and goals related to sustainability matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including risks associated with the pending transaction with Transocean Ltd., including, among others, the completion of the pending transaction on the anticipated terms and timing, or at all, the risk that disruptions from the transaction will harm our business, including current plans and operations, the diversion of management's time and attention from ordinary course operations to completion of the pending transaction and certain restrictions during the pendency of the transaction that may impact our business; cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our sustainability targets, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, inflation, volatility affecting financial markets and the banking system, changing tariff policies, trade disputes, and adverse changes in the level of international trade activity; terrorism, piracy and military action (including conflicts in the Middle East and potential disruptions to key shipping lanes such as the Strait of Hormuz); risks inherent to shipyard upgrade, repair, maintenance, enhancement or rig reactivation; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; the use of artificial intelligence by us, third-party service providers or our competitors; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility, including in any return of capital plans; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contact:	Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
OPERATING REVENUES
Revenues (exclusive of reimbursable revenues)	$430.1	$502.2	$555.6	$572.3	$577.8
Reimbursable revenues	35.3	35.2	40.1	42.9	42.9
Total operating revenues	465.4	537.4	595.7	615.2	620.7

OPERATING EXPENSES
Contract drilling expenses (exclusive of depreciation and reimbursable expenses)	340.4	380.3	367.6	355.2	374.0
Reimbursable expenses	33.0	33.1	38.0	40.5	41.0
Total contract drilling expenses (exclusive of depreciation)	373.4	413.4	405.6	395.7	415.0
Depreciation	42.7	40.6	37.1	35.5	33.1
General and administrative	25.3	27.0	26.9	18.8	24.4
Merger and integration expenses	13.6	—	—	—	—
Other operating (income) loss	(2.8)	19.5	—	—	7.8
Total operating expenses	452.2	500.5	469.6	450.0	480.3
EQUITY IN EARNINGS (LOSSES) OF ARO	6.8	2.5	4.4	(1.1)	2.6
OPERATING INCOME	20.0	39.4	130.5	164.1	143.0

OTHER INCOME (EXPENSE)
Interest income	17.0	18.7	22.6	15.1	14.4
Interest expense, net	(24.3)	(24.8)	(24.9)	(24.8)	(24.3)
Other, net	(2.3)	3.1	87.7	(8.7)	21.2
Total other income (expense)	(9.6)	(3.0)	85.4	(18.4)	11.3

INCOME BEFORE INCOME TAXES	10.4	36.4	215.9	145.7	154.3

PROVISION (BENEFIT) FOR INCOME TAXES	28.4	(680.4)	28.6	31.5	193.5

NET INCOME (LOSS)	(18.0)	716.8	187.3	114.2	(39.2)

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1.6	0.7	0.8	0.9	1.3

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$(16.4)	$717.5	$188.1	$115.1	$(37.9)

EARNINGS (LOSS) PER SHARE
Basic	$(0.24)	$10.32	$2.66	$1.62	$(0.53)
Diluted	$(0.24)	$10.26	$2.65	$1.61	$(0.53)
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	69.2	69.5	70.7	71.1	71.0
Diluted	69.2	69.9	71.0	71.3	71.0

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$578.3	$599.4	$662.7	$503.4	$441.4
Accounts receivable, net	447.9	474.8	513.7	554.2	557.7
Assets held for sale	9.2	6.4	—	—	7.0
Other current assets	169.5	144.7	167.2	169.8	151.7
Total current assets	1,204.9	1,225.3	1,343.6	1,227.4	1,157.8

PROPERTY AND EQUIPMENT, NET	2,165.0	2,088.8	2,034.4	2,021.6	1,977.1

LONG-TERM NOTES RECEIVABLE FROM ARO	351.1	345.0	314.7	308.5	302.3

INVESTMENT IN ARO	128.6	121.8	119.3	114.9	116.0

DEFERRED TAX ASSETS	1,355.5	1,364.2	673.9	675.5	679.0

OTHER ASSETS	158.6	159.7	152.1	155.4	154.6

Total assets	$5,363.7	$5,304.8	$4,638.0	$4,503.3	$4,386.8

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$398.5	$348.2	$327.1	$332.3	$329.3
Accrued liabilities and other	379.2	343.4	390.9	346.4	365.3
Total current liabilities	777.7	691.6	718.0	678.7	694.6

LONG-TERM DEBT	1,086.8	1,086.0	1,085.2	1,084.3	1,083.5

DEFERRED TAX LIABILITIES	30.5	29.7	27.0	29.4	29.4

OTHER LIABILITIES	307.0	325.8	357.2	377.6	367.8

TOTAL LIABILITIES	2,202.0	2,133.1	2,187.4	2,170.0	2,175.3

TOTAL EQUITY	3,161.7	3,171.7	2,450.6	2,333.3	2,211.5

Total liabilities and shareholders' equity	$5,363.7	$5,304.8	$4,638.0	$4,503.3	$4,386.8

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
OPERATING ACTIVITIES
Net income (loss)	$(18.0)	$716.8	$187.3	$114.2	$(39.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	42.7	40.6	37.1	35.5	33.1
Deferred income tax expense (benefit)	9.5	(687.6)	(0.8)	3.5	169.8
Equity in losses (earnings) of ARO	(6.8)	(2.5)	(4.4)	1.1	(2.6)
Share-based compensation expense	6.4	6.8	6.8	6.0	5.6
Accretion of discount on Notes Receivable from ARO	(6.1)	(6.2)	(6.2)	(6.2)	(6.1)
Other operating (income) loss	(2.8)	19.5	—	—	7.8
Net (gain) loss on sale of property	1.6	(1.2)	(89.5)	(0.8)	(27.1)
Changes in deferred costs	(22.8)	7.0	4.8	4.5	(0.2)
Changes in contract assets	(6.9)	(4.7)	(5.3)	0.1	(0.4)
Changes in contract liabilities	0.4	(1.7)	(5.9)	(15.6)	(17.8)
Other	0.8	1.9	1.7	2.1	2.3
Changes in operating assets and liabilities	80.3	(13.0)	77.3	(21.1)	35.7
Contributions to pension plans and other post-retirement benefits	(3.3)	(3.5)	(4.8)	(3.3)	(5.0)
Net cash provided by operating activities	75.0	72.2	198.1	120.0	155.9

INVESTING ACTIVITIES
Additions to property and equipment	(100.9)	(106.3)	(69.8)	(67.2)	(100.2)
Proceeds from disposition of assets	5.2	1.6	108.7	9.8	17.8
Net cash provided by (used in) investing activities	(95.7)	(104.7)	38.9	(57.4)	(82.4)

FINANCING ACTIVITIES
Payments related to tax withholdings for share-based awards	(1.4)	(0.5)	(2.7)	(0.1)	(0.3)
Payments for share repurchases	—	(25.0)	(75.0)	—	—
Net cash used in financing activities	(1.4)	(25.5)	(77.7)	(0.1)	(0.3)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(22.1)	(58.0)	159.3	62.5	73.2
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD (1)	617.5	675.5	516.2	453.7	380.5
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (1)	$595.4	$617.5	$675.5	$516.2	$453.7

(1)Restricted cash balances were $17.1 million, $18.1 million, $12.8 million, $12.8 million, $12.3 million, and $12.3 million as of March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
REVENUES
Floaters
Drillships	$192.6	$231.1	$253.8	$282.7	$317.3
Semisubmersibles	—	24.3	39.2	37.0	38.7
	$192.6	$255.4	$293.0	$319.7	$356.0
Reimbursable Revenues (1)	5.0	10.5	9.9	7.2	8.9
Total Floaters	$197.6	$265.9	$302.9	$326.9	$364.9

Jackups
Harsh Environment	$96.0	$98.2	$110.5	$115.0	$106.3
Benign Environment	80.9	91.5	91.2	81.4	64.8
Legacy	18.9	19.1	15.0	15.6	14.8
	$195.8	$208.8	$216.7	$212.0	$185.9
Reimbursable Revenues (1)	14.4	15.3	20.4	26.0	27.7
Total Jackups	$210.2	$224.1	$237.1	$238.0	$213.6

Other
Leased and Managed Rigs	$41.7	$38.0	$45.9	$40.6	$35.9
Reimbursable Revenues (1)	15.9	9.4	9.8	9.7	6.3
Total Other	$57.6	$47.4	$55.7	$50.3	$42.2

Total Operating Revenues	$465.4	$537.4	$595.7	$615.2	$620.7

Total Reimbursable Revenues (1)	$35.3	$35.2	$40.1	$42.9	$42.9

Revenues Exclusive of Reimbursable Revenues	$430.1	$502.2	$555.6	$572.3	$577.8

(1)Reimbursable revenues represent reimbursements from our customers for purchases of supplies, equipment and incremental services provided at their request.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
ADJUSTED EBITDA (1)
Floaters
Drillships	$43.8	$60.4	$94.7	$137.3	$145.9
Semisubmersibles	(1.7)	(2.0)	11.1	6.6	6.7
	$42.1	$58.4	$105.8	$143.9	$152.6

Jackups
Harsh Environment	$35.4	$38.6	$48.8	$49.4	$38.6
Benign Environment	26.2	43.2	43.0	36.3	26.6
Legacy	6.6	7.7	1.6	3.7	5.3
	$68.2	$89.5	$93.4	$89.4	$70.5

Total	$110.3	$147.9	$199.2	$233.3	$223.1

Other
Leased and Managed Rigs	$20.0	$17.2	$29.7	$23.4	$19.9

Total	$130.3	$165.1	$228.9	$256.7	$243.0

Support costs
General and administrative expense	$25.3	$27.0	$26.9	$18.8	$24.4
Onshore support costs	38.3	41.1	38.8	37.2	37.3
	$63.6	$68.1	$65.7	$56.0	$61.7

Valaris Total	$66.7	$97.0	$163.2	$200.7	$181.3

(1)Adjusted EBITDA is earnings before interest, tax, depreciation, other operating (income) loss, (gain) loss on sale of assets, merger and integration expenses and equity in (earnings) losses of ARO. Adjusted EBITDA for asset categories also excludes onshore support costs and general and administrative expenses.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	As of
	May 4, 2026	Feb 17, 2026	Oct 23, 2025	Jul 24, 2025	Apr 30, 2025
CONTRACT BACKLOG (1)
Floaters
Drillships	$3,319.8	$3,030.8	$2,617.8	$2,708.8	$2,114.7
Semisubmersibles	—	—	7.3	35.4	56.2
	$3,319.8	$3,030.8	$2,625.1	$2,744.2	$2,170.9
Jackups
Harsh Environment	$350.1	$367.2	$525.3	$532.1	$640.5
Benign Environment	687.2	645.2	601.0	673.2	609.0
Legacy	98.3	113.4	136.6	148.5	160.4
	$1,135.6	$1,125.8	$1,262.9	$1,353.8	$1,409.9

Total	$4,455.4	$4,156.6	$3,888.0	$4,098.0	$3,580.8

Other
Leased and Managed Rigs	$473.7	$515.7	$562.3	$616.4	$656.8

Valaris Total	$4,929.1	$4,672.3	$4,450.3	$4,714.4	$4,237.6

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog may include drilling contracts subject to final investment decision ("FID") and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
AVERAGE DAILY REVENUE (1)
Floaters
Drillships	$436,000	$434,000	$425,000	$410,000	$418,000
Semisubmersibles	—	267,000	229,000	231,000	232,000
	$436,000	$409,000	$380,000	$377,000	$384,000
Jackups
Harsh Environment	$134,000	$146,000	$148,000	$153,000	$142,000
Benign Environment	147,000	142,000	143,000	144,000	125,000
Legacy	105,000	104,000	100,000	88,000	82,000
	$135,000	$139,000	$141,000	$142,000	$128,000

Total	$207,000	$218,000	$220,000	$227,000	$230,000

Other
Leased and Managed Rigs	$66,000	$53,000	$55,000	$50,000	$44,000

Valaris Total	$171,000	$177,000	$176,000	$181,000	$182,000

(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues), excluding contract termination fees, by the aggregate number of operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	38%	45%	48%	58%	65%
Semisubmersibles	—%	50%	93%	70%	37%
	33%	45%	54%	60%	57%
Jackups
Harsh Environment	88%	77%	77%	76%	71%
Benign Environment	47%	51%	50%	44%	40%
Legacy	100%	100%	82%	98%	100%
	67%	64%	63%	61%	57%

Total	54%	57%	60%	61%	57%

Other
Leased and Managed Rigs	78%	86%	100%	100%	100%

Valaris Total	58%	63%	67%	68%	64%

Pro Forma Jackups (2)	68%	68%	71%	69%	66%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet. Available days is defined as the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	49%	58%	63%	76%	84%
Semisubmersibles	—%	50%	93%	88%	70%
	45%	57%	68%	78%	81%
Jackups
Harsh Environment	99%	94%	96%	93%	87%
Benign Environment	87%	100%	99%	89%	83%
Legacy	100%	100%	82%	98%	100%
	94%	97%	96%	92%	87%

Total	75%	80%	84%	86%	85%

Other
Leased and Managed Rigs	78%	86%	100%	100%	100%

Valaris Total	76%	82%	88%	89%	88%

Pro Forma Jackups (3)	88%	92%	97%	94%	90%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet. Available days is defined as the maximum number of days available in the period for the active fleet, calculated by multiplying the number of active rigs in each asset category by the number of days in the period.

(2)Active fleet represents rigs that are not preservation stacked or held for sale and includes rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
OPERATING DAYS (1)
Floaters
Drillships	442	533	579	689	759
Semisubmersibles	—	91	171	160	167
	442	624	750	849	926
Jackups
Harsh Environment	714	690	748	753	697
Benign Environment	549	643	638	566	519
Legacy	180	184	150	178	180
	1,443	1,517	1,536	1,497	1,396

Total	1,885	2,141	2,286	2,346	2,322

Other
Leased and Managed Rigs	630	714	828	819	810

Total	2,515	2,855	3,114	3,165	3,132

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
REVENUE EFFICIENCY (1)
Floaters
Drillships	96%	96%	91%	95%	96%
Semisubmersibles	—%	100%	97%	89%	95%
	96%	97%	92%	95%	96%
Jackups
Harsh Environment	99%	98%	98%	97%	94%
Benign Environment	100%	100%	100%	99%	100%
Legacy	100%	100%	100%	98%	100%
	99%	99%	99%	98%	96%

Total	98%	98%	95%	96%	96%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	As of
NUMBER OF RIGS	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Active Fleet (1)
Floaters
Drillships	10	10	10	10	10
Semisubmersibles	1	1	2	2	2
	11	11	12	12	12
Jackups
Harsh Environment	8	8	8	9	9
Benign Environment	7	7	7	7	7
Legacy	2	2	2	2	2
	17	17	17	18	18

Total Active Fleet	28	28	29	30	30

Stacked Fleet
Drillships	3	3	3	3	3

Jackups
Harsh Environment	1	1	2	2	2
Benign Environment	6	6	7	7	7
	7	7	9	9	9

Total Stacked Fleet	10	10	12	12	12

Held For Sale(2)
Semisubmersibles	1	1	—	—	3

Leased Rigs (3)
Jackups
Harsh Environment	1	1	1	1	1
Benign Environment	6	6	6	6	6
Total Leased Rigs	7	7	7	7	7

Total	46	46	48	49	52

Managed Rigs (3)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked or held for sale and includes rigs that are in the process of being reactivated.
(2)Represents VALARIS DPS-1, which was classified as held for sale as of March 31, 2026 and December 31, 2025, as well as VALARIS DPS-3, VALARIS DPS-5 and VALARIS DPS-6, which were classified as held for sale as of March 31, 2025 and were subsequently sold in April 2025.
(3)Leased rigs and managed rigs included in Other reporting segment.

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Revenues	$127.4	$139.6	$156.8	$139.9	$134.7
Operating expenses
Contract drilling expenses (exclusive of depreciation)	75.1	87.1	91.6	96.4	85.6
Depreciation	24.9	28.3	28.4	28.7	29.5
General and administrative	7.1	10.4	5.5	6.6	6.3
Operating income	20.3	13.8	31.3	8.2	13.3
Other expense, net	12.9	14.5	14.3	15.5	15.2
Provision (benefit) for income taxes	—	0.7	14.6	1.3	(0.9)
Net income (loss)	$7.4	$(1.4)	$2.4	$(8.6)	$(1.0)

Adjusted EBITDA	$45.2	$42.1	$59.7	$36.9	$42.8

ARO Drilling condensed income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS
(Unaudited)

	As of
(In millions)	May 4, 2026	Feb 17, 2026	Oct 23, 2025	Jul 24, 2025	Apr 30, 2025
CONTRACT BACKLOG (1)
Owned Rigs	$753.1	$778.0	$879.9	$970.1	$1,054.4
Leased Rigs	1,163.6	1,233.3	1,284.7	1,379.2	1,440.9
Total	$1,916.7	$2,011.3	$2,164.6	$2,349.3	$2,495.3
(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
AVERAGE DAILY REVENUE (1)
Owned Rigs	$111,000	$112,000	$112,000	$107,000	$111,000
Leased Rigs (2)	114,000	116,000	126,000	122,000	102,000
Total	$112,000	$113,000	$118,000	$113,000	$108,000

UTILIZATION (3)
Owned Rigs	88%	94%	96%	93%	92%
Leased Rigs (2)	68%	71%	83%	76%	80%
Total	79%	84%	90%	85%	87%

REVENUE EFFICIENCY (4)
Owned Rigs	98%	97%	100%	95%	97%
Leased Rigs (2)	92%	89%	92%	83%	80%
Total	96%	94%	96%	90%	90%

NUMBER OF RIGS (AT QUARTER END)
Owned Rigs	9	9	9	9	9
Leased Rigs (2)	7	7	7	7	7
Total	16	16	16	16	16

OPERATING DAYS (5)
Owned Rigs	710	778	792	761	748
Leased Rigs (2)	430	455	532	481	503
Total	1,140	1,233	1,324	1,242	1,251
(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues), excluding contract termination fees, by the aggregate number of operating days.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures (Unaudited)
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA, which is a non-GAAP measure.

Valaris defines "Adjusted EBITDA" as net income (loss) before income tax expense, interest expense, other (income) expense, depreciation expense, other operating (income) loss, (gain) loss on sale of property, merger and integration expenses, and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "ARO Adjusted EBITDA" as ARO's net income (loss) before income tax expense, other expense, net, and depreciation expense. ARO Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. ARO Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. ARO Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

A reconciliation of net income (loss) as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025

VALARIS
Net income (loss)	$(18.0)	$716.8
Add (subtract):
Income tax expense (benefit)	28.4	(680.4)
Interest expense, net	24.3	24.8
(Gain) loss on sale of property	1.6	(1.2)
Other income	(16.3)	(20.6)
Operating income	20.0	39.4
Add (subtract):
Depreciation	42.7	40.6
Merger and integration expenses	13.6	—
Other operating (income) loss(1)	(2.8)	19.5
Equity in earnings of ARO	(6.8)	(2.5)
Adjusted EBITDA	$66.7	$97.0
(1)Other operating (income) loss represents non-cash impairment losses and gains on remeasurement of assets classified as held for sale. During the three months ended March 31, 2026, we recognized a $2.8 million gain on remeasurement of VALARIS DPS-1. During the three months ended December 31, 2025, we recognized $19.5 million of non-cash impairment losses in connection with the retirements of VALARIS 102 and VALARIS 145 and the classification of VALARIS DPS-1 as held for sale.

A reconciliation of net income (loss) as reported to ARO Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025

ARO
Net income (loss)	$7.4	$(1.4)
Add:
Income tax expense	—	0.7
Other expense, net	12.9	14.5
Operating income	20.3	13.8
Add:
Depreciation expense	24.9	28.3
Adjusted EBITDA	$45.2	$42.1

Reconciliation of Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	Mar 31, 2026	Dec 31, 2025
FLOATERS
Net income	$28.3	$26.4
Add:
Other expense	0.9	—
Operating income	29.2	26.4
Add (subtract):
Depreciation	15.7	16.2
Other operating (income) loss(1)	(2.8)	15.8
Adjusted EBITDA	$42.1	$58.4

JACKUPS
Net income	$51.6	$69.9
Add (subtract):
Other (income) expense	0.1	(0.1)
Operating income	51.7	69.8
Add:
Depreciation	16.5	16.0
Other operating loss(2)	—	3.7
Adjusted EBITDA	$68.2	$89.5

OTHER
Net income	$14.6	$13.0
Subtract:
Other income	(0.8)	(0.4)
Operating income	13.8	12.6
Add:
Depreciation	6.2	4.6
Adjusted EBITDA	$20.0	$17.2

(1)Other operating (income) loss represents non-cash impairment losses and gains on remeasurement of assets classified as held for sale. During the three months ended March 31, 2026, we recognized a $2.8 million gain on remeasurement of VALARIS DPS-1. During the three months ended December 31, 2025, we recognized $15.8 million of non-cash impairment losses in connection with the classification of VALARIS DPS-1 as held for sale.
(2)Other operating loss for the three months ended December 31, 2025 represents non-cash impairment losses of $3.7 million recognized in connection with the retirements of VALARIS 102 and VALARIS 145.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
DRILLSHIPS
Net income	$28.5	$45.5	$80.3	$123.4	$132.2
Add:
Other expense	0.3	—	0.3	0.5	0.7
Operating income	28.8	45.5	80.6	123.9	132.9
Add:
Depreciation	15.0	14.9	14.1	13.4	13.0
Adjusted EBITDA (1)	$43.8	$60.4	$94.7	$137.3	$145.9

SEMISUBMERSIBLES
Net income (loss)	$(0.2)	$(19.1)	$9.7	$5.4	$(2.3)
Add:
Other expense	0.6	—	—	—	—
Operating income (loss)	0.4	(19.1)	9.7	5.4	(2.3)
Add (subtract):
Depreciation	0.7	1.3	1.4	1.2	1.2
Other operating (income) loss (2)	(2.8)	15.8	—	—	7.8
Adjusted EBITDA (1)	$(1.7)	$(2.0)	$11.1	$6.6	$6.7

(1)Adjusted EBITDA for asset categories excludes onshore support costs, general and administrative expenses and merger and integration expenses.
(2)Other operating (income) loss represents non-cash impairment losses and gains on remeasurement of assets classified as held for sale. During the three months ended March 31, 2026, we recognized a $2.8 million gain on remeasurement of VALARIS DPS-1. During the three months ended December 31, 2025, we recognized $15.8 million of non-cash impairment losses in connection with the classification of VALARIS DPS-1 as held for sale.
During the three months ended March 31, 2025, we recognized non-cash impairment loss of $7.8 million in connection with the retirements of VALARIS DPS-3, VALARIS DPS-5 and VALARIS DPS-6, which were classified as held for sale as of March 31, 2025 and were subsequently sold in April 2025.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
HARSH ENVIRONMENT JACKUPS
Net income	$27.2	$29.3	$130.5	$42.2	$31.6
Add (subtract):
Gain on sale of property	—	—	(88.4)	—	—
Other (income) expense	0.1	(0.1)	(0.4)	(0.1)	(0.1)
Operating income	27.3	29.2	41.7	42.1	31.5
Add:
Depreciation	8.1	7.7	7.1	7.3	7.1
Other operating loss(1)	—	1.7	—	—	—
Adjusted EBITDA (2)	$35.4	$38.6	$48.8	$49.4	$38.6

BENIGN ENVIRONMENT JACKUPS
Net income	$20.4	$35.5	$37.4	$31.7	$47.3
Subtract:
Gain on sale of property	—	—	—	—	(23.0)
Other income	—	—	—	(0.2)	(0.8)
Operating income	20.4	35.5	37.4	31.5	23.5
Add:
Depreciation	5.8	5.7	5.6	4.8	3.1
Other operating loss(1)	—	2.0	—	—	—
Adjusted EBITDA (2)	$26.2	$43.2	$43.0	$36.3	$26.6

LEGACY JACKUPS
Net income (loss)	$4.0	$5.1	$(1.0)	$1.2	$2.8
Operating income (loss)	4.0	5.1	(1.0)	1.2	2.8
Add:
Depreciation	2.6	2.6	2.6	2.5	2.5
Adjusted EBITDA (2)	$6.6	$7.7	$1.6	$3.7	$5.3

(1)Other operating loss for the three months ended December 31, 2025 represents non-cash impairment losses of $1.7 million and $2.0 million recognized in connection with the retirements of VALARIS 102, a harsh environment jackup, and VALARIS 145, a benign environment jackup, respectively.
(2)Adjusted EBITDA for asset categories excludes onshore support costs, general and administrative expenses and merger and integration expenses.